EXHIBIT 99.1

September 28, 2007
Press Release
Contact: William C. Kurtz, Chief Financial Officer
517-278-4567 ext. 260
MONARCH COMMUNITY BANCORP, INC. FILES NOTICE OF INTENT TO VOLUNTARILY DELIST FROM NASDAQ
     In accordance with its previously announced plan to go private, on September 28, 2007, Monarch Community Bancorp, Inc. filed with The NASDAQ Stock Market notice that it will voluntarily withdraw its common shares, par value $0.01 per share, from listing on The NASDAQ Capital Market. Monarch reported that it expects to file a Form 25 with respect to the delisting with the Securities and Exchange Commission on or around October 10, 2007. Monarch expects that its shares will be quoted on the OTC Bulletin Board and the Pink Sheets shortly after the delisting of its shares on The NASDAQ Capital Market.
     Monarch is delisting its shares in connection with its previously announced going private transaction that is scheduled to be voted on by Monarch’s stockholders on October 9, 2007. If the going private transaction is approved, Monarch intends to file articles of merger making the going private transaction effective on October 10, 2007 and thereafter to file a Form 15 terminating the registration of its common shares under the Securities Exchange Act of 1934 on or around October 19, 2007.
     This press release contains forward-looking statements that involve assumptions and potential risks and uncertainties. Actual results could differ materially from those discussed herein. Readers should not place undue reliance on any forward-looking statements, which are applicable only as of the date hereof.